SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE

ACT OF 1934

Date of Report (Date of Earliest Event Reported) February 11, 2003

Commission File Number	Registrant, State of Incorporation, Address of Principal Executive Offices and Telephone Number	I.R.S. Employer Number

1-8788	SIERRA PACIFIC RESOURCES P.O. Box 10100 (6100 Neil Road) Reno, Nevada 89520-0400 (89511) (775) 834-4011	88-0198358

1-4698	NEVADA POWER COMPANY 6226 West Sahara Avenue Las Vegas, Nevada 89146 (702) 367-5000	88-0045330

0-508	SIERRA PACIFIC POWER COMPANY P.O. Box 10100 (6100 Neil Road) Reno, Nevada 89520-0400 (89511) (775) 834-4011	88-0044418

None

(Former name, former address and former fiscal year, if changed since last report)

Item 5. Other Events

In connection with a private placement of long-term convertible debt, Sierra Pacific Resources (the “Company”) has prepared a Preliminary Offering Memorandum for distribution to the potential purchasers. The long-term convertible debt issued in the private placement will not be registered under the Securities Act of 1933, as amended, and will not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. Excerpts from this Preliminary Offering Memorandum containing updated information regarding the Company and its subsidiaries are attached hereto as Exhibit 99.1 hereto.

The long-term convertible debt will be issued in the form of 7.25% Convertible Notes due 2010 (the “Notes”). The Notes will be convertible at any time on or after August 14, 2003 until maturity on February 14, 2010. Each holder may convert $1,000 principal amount of their notes into 219.1637 shares of the Company’s common stock, which is the equivalent to an initial conversion price of $4.5628 per share, subject to adjustment. However, the Company is required to secure shareholder approval in order to issue an amount of common stock upon the conversion of the Notes that exceeds 20% of the Company’s outstanding common stock. The Company has agreed to seek shareholder approval within six months from the date of issuance of the Notes. If the Company does not secure shareholder approval, the Notes will be convertible into cash and common stock. In the event that the Company secures shareholder approval, the Company may satisfy its conversion obligations entirely with shares of its common stock.

Item 7. Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired

                Not required

(b)	Pro forma financial information

                Not required

(c)	Exhibits

                99.1 Excerpts from the Preliminary Offering Memorandum

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have each duly caused this report to be signed on their behalf by the undersigned, thereunto duly authorized.

Sierra Pacific Resources

(Registrant)

Date: February 11, 2003	By: /s/ John E. Brown

John E. Brown

Vice President, Controller

Nevada Power Company

(Registrant)

Date: February 11, 2003	By: /s/ John E. Brown

John E. Brown

Vice President, Controller

Sierra Pacific Power Company

(Registrant)

Date: February 11, 2003	By: /s/ John E. Brown

John E. Brown

Vice President, Controller

Exhibit Index

Exhibit 99.1 – Excerpts from the Preliminary Offering Memorandum